SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

Integrated Electrical Services, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 3, 2016, Integrated Electrical Services, Inc., a Delaware corporation (“IES” or the “Company”), entered into a Second Amendment (the “Amendment”) to the Amended and Restated Credit and Security Agreement (as amended, the “Amended Credit Agreement”), by and among the Company, each of the other borrowers and guarantors named therein and Wells Fargo Bank, National Association. Pursuant to the Amendment, the Company’s maximum revolver amount increased from $60 million to $70 million, and the maturity date of the revolving credit facility was extended from August 9, 2018 to August 9, 2019. The Amendment also reduced the interest rate charged under the facility. Prior to the Amendment, the interest rate on the facility was equal to a Daily Three Month LIBOR (as defined in the Amended Credit Agreement), plus an interest rate margin of between 2.00 and 3.00 percent. The Amendment reduced this interest rate margin to a range from 1.75 to 2.25 percent (as described below). The Amendment also modified the calculation of amounts available under the credit facility, by increasing our advance rates and expanding the definition of assets to be included in our borrowing base. We expect this to result in a significant increase in available borrowing capacity under the credit facility. In addition, the Company must maintain a minimum liquidity of $8.75 million, at least one half of which must be Excess Availability (as defined in the Amended Credit Agreement). The Amended Credit Agreement continues to contain customary affirmative, negative and financial covenants, including the requirement that the Company maintain a Fixed Charge Coverage Ratio (as defined in the Amended Credit Agreement) of not less than 1.0:1.0 at any time that Liquidity (defined as the aggregate amount of unrestricted cash and cash equivalents on hand plus Excess Availability) falls below $14 million, with at least $7 million of Excess Availability.

Pursuant to the Amended Credit Agreement, Advances under the revolving credit facility bear interest at a per annum rate equal to a Daily Three Month LIBOR, plus an interest rate margin, as determined quarterly, based on the following thresholds. In addition, a 3.25 percent interest rate margin applies to an overadvance amount outstanding under the revolving credit facility.

Level	Threshold	Interest Rate Margin
I	If Liquidity is less than $24.5 million	2.25 percentage points
II	If Liquidity is greater than or equal to $24.5 million and less than $35 million	2.00 percentage points
III	If Liquidity is greater than or equal to $35 million	1.75 percentage points

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Certain statements in this Current Report on Form 8-K may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; and our ability to successfully manage projects, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information or any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Forward-looking statements are provided in this Current Report on Form 8-K pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein. General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert W. Lewey

On May 3, 2016, the Board of Directors of the Company approved an increase in the size of the Company’s Board of Directors from four to five members, and the Nominating and Governance Committee recommended, and the Board of Directors approved, the appointment of the Company’s President Robert W. Lewey to fill the newly-created Board seat.

Mr. Lewey, age 54, has served as President of the Company since May 12, 2015, having previously served as Interim Chief Operating Officer since January 16, 2015, while also serving as the Company’s Senior Vice President, Chief Financial Officer and Treasurer, a role he had held from January 2012 to May 2015. From 2001 to 2006 and from 2007 to January 2012, Mr. Lewey served as Director of Tax, and Vice President, Tax and Treasurer for the Company. From 2006 to 2007, he served as Vice President, Tax for Sulzer US Holdings, Inc. From 1995 to 2001, Mr. Lewey served as Vice President, Tax for Metamor Worldwide, Inc., a leading provider of information technology solutions. Mr. Lewey began his career with Deloitte LLP.

There is no arrangement or understanding between Mr. Lewey and any other persons pursuant to which Mr. Lewey was appointed to the Company’s Board of Directors. There are no transactions involving Mr. Lewey that require disclosure under Item 404(a) of Regulation S-K. Mr. Lewey is not a party to any plan, contract or arrangement with the Company in his role as a director and will not receive any additional compensation for his service on the Board.

A copy of the press release announcing Mr. Lewey’s appointment to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Second Amendment, dated May 3, 2016, to Amended and Restated Credit and Security Agreement, dated as of September 24, 2014, by and among Integrated Electrical Services, Inc., each of the other Borrowers and Guarantors named therein and Wells Fargo Bank, National Association.

Exhibit 99.1	Press release dated May 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
Date: May 3, 2016	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Second Amendment, dated May 3, 2016, to Amended and Restated Credit and Security Agreement, dated as of September 24, 2014, by and among Integrated Electrical Services, Inc., each of the other Borrowers and Guarantors named therein and Wells Fargo Bank, National Association.

Exhibit 99.1	Press release dated May 3, 2016.